EXHIBIT 7
Section 5(c) Transaction Details

Transacting Party	Date	Security	Transaction	Shares	Avg. of
					Price
Atticus Capital LP	9/7/2006	Option	Cover Short	245	$4.33000
Atticus Capital LP	9/7/2006	Option	Sell	(122)	$10.46968